UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 9, 2009

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                            Other Events.

On November 9, 2009 Overstock.com, Inc. (the “Company”) issued a press release regarding its filing of a Form 12b-25 relating to its Form 10-Q for the quarter ended September 30, 2009 with the Securities and Exchange Commission.  A copy of the press release is included as Exhibit 10.1 to this Report on Form 8-K.

Item 9.01                                            Financial Statements and Exhibits

(d)                                 Exhibits.                                                 10.1                           Press Release dated November 9, 2009.

Certain statements contained in this Form 8-K may be “forward-looking statements.” Our Form 10-K/A for the year ended December 31, 2008, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 or any amendments thereto, and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in any of our projections, estimates or forward-looking statements. In addition, there also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also affect the accuracy of any such forward-looking statements or could impair the Company’s business or results of operations. You are cautioned not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Stephen J. Chesnut
Stephen J. Chesnut
Senior Vice President, Finance
Date: November 9, 2009